MORTGAGE - ONE HUNDRED EIGHTY DAY REDEMPTION

     THIS MORTGAGE, is made this 8th day of September, l998, by GEHL COMPANY, a Wisconsin corporation, of 143 Water Street, West Bend, Wisconsin 53095-0179,("MORTGAGOR") for a project at 915 S.W. 7th Street, Madison, Lake County, South Dakota, to the CITY OF MADISON, a political subdivision of the State of South Dakota, of P.O. Box 308, Madison, South Dakota, 57042, ("MORTGAGEE");

     WITNESSETH, that in consideration of the advance of the principal sum as stated herein, plus all future and additional advances together with interest thereon, and in consideration of any future and additional advances made to the Mortgagor at Mortgagee's option, Mortgagor does hereby mortgage, grant, bargain, release, assign, transfer and convey to Mortgagee the real property and premises together with all buildings and improvements now or thereafter erected thereon, all hereditaments and appurtenances, and all rights and interests thereunto belonging or appertaining, including rights of homestead, and all contingent rights and estates of the Mortgagor in and to said Premises, it being the intention of Mortgagor to mortgage an absolute title in fee in and to said Premises in favor of the Mortgagee, to include all of the right, title and interest of Mortgagor in said property now owned or hereafter acquired, all easements and servient estates appurtenant thereto, rents, issues, uses, profits and right to possession, and all crops raised or placed thereon in the following described Premises situated in the County of Lake and State of South Dakota, ("Premises") to-wit:

     Lots One (1), Two (2), Three (3), and Four (4), in
     Madison Industrial Park, Madison, Lake County, South
     Dakota; and the North 334.4 Feet of Lot Nine (9), and the North 334.4 Feet except the East 177.4 Feet of the
     West Half (W1/2) of Lot Ten (10), and the North 334.4
     Feet of the East Half (E1/2) of Lot Ten (10), all in County Auditor's Fourth Addition to Madison, Lake
     County, South Dakota

     Mortgagor warrants that Mortgagor is the owner in fee and is lawfully seized of said Premises; that the Premises are free and clear from all encumbrances and liens whatsoever with the exception of the mortgage to the South Dakota Board of Economic Development dated May 26, 1998 and recorded on June 17, 1998 in Book 334 Page 127 in the office of Register of Deeds, Lake County, South Dakota. Mortgagor hereby covenants to warrant and defend the title to said Premises against any and all claims and demands of all persons whomsoever. Mortgagor hereby relinquishes and waives all rights of homestead in the Premises.

     THE PARTIES AGREE THAT THE PROVISIONS OF THE ONE HUNDRED EIGHTY DAY REDEMPTION MORTGAGE ACT GOVERN THIS MORTGAGE. In the event Mortgagee elects to foreclose by action in state court, the holder of the certificate of sale may apply to the court for a reduction of the 180 day redemption period if the property has been abandoned by the Mortgagor. If, after notice to the parties as the court directs, the court finds the property has been abandoned, the redemption period may be reduced. The redemption period may not be reduced to less than sixty (60) days from the date of recording the certificate of sale. There is hereby granted to Mortgagee a power of sale for the purposes of SDCL 21-49. The foregoing shall not be deemed to be a waiver of Mortgagee's right to foreclose this Mortgage in federal court and seek extinguishment of all rights of redemption.

     This Mortgage is given by the Morgagor as security for the following:


     A. Payment by Mortgagor to the Mortgagee of the principal sum of Two Hundred Fifty Five Thousand and no/l00 ($255,000.00) Dollars, together with interest thereon, according to the terms of a certain Promissory Note dated the date hereof, given by Mortgagor to Mortgagee, and any other Loan Documents or other instruments executed in refinancing, extending or renewing said indebtedness or any part thereof, all payable according to the terms of said Promissory Note, Loan Documents and other instruments;

     B. The repayment in full by Mortgagor of any and all future and additional advances which may be made by Mortgagee at its option, at the request of and to or for the account of Mortgagor, for any purposes, whether or not the obligation created by such future advances related to the transaction evidenced by the Promissory Note or Loan Documents and whether or not such an advance is presently contemplated by the parties; repayment to be made as provided in the Promissory Note, Loan Documents or in such other instruments; provided, further, that THIS PARAGRAPH SHALL NOT CONSTITUTE
        A COMMITMENT TO MAKE FURTHER OR ADDITIONAL ADVANCES IN ANY
        AMOUNT;

     C. The repayment in full by Mortgagor of all amounts advanced by Mortgagee, at its option, to or on behalf of Mortgagor as protective disbursements, as authorized in this Mortgage or in the Loan Agreement, or any other Loan Document, together with interest on all such advances, all payable as provided in this Mortgage, the Promissory Note, or other Loan Document or other instrument which may be taken to evidence such advance (s) or any part thereof;

     D. The payment by Mortgagor of all other present or future, debts and liabilities of Mortgagor to Mortgagee of any nature whatsoever.

     Mortgagor covenants and agrees with the Mortgagee as follows:

     A. To pay all taxes, assessments, rents, or governmental or municipal charges levied, imposed, or charged against the Premises or the project, before the same shall become delinquent, and to pay when due all liens, judgments, or other assessments which may lawfully be assessed against the property herein mortgaged, and the rental charges upon any leases assigned as additional security.

     B. To insure and keep insured building and other improvements now or which may hereafter be placed on said Premises, if any, for the benefit of the Mortgagee, against loss by fire, wind, and other hazards, casualties and contingencies, with such insurers licensed to do business in the State, in such amounts, and against such risks as are customary in the State for entities of the same and similar size and type as the Mortgagor, and similarly situated with Premises and facilities of the Project's type, and provide proof of such coverage to the Mortgagee. Each policy must provide that such insurance will be payable to Mortgagee as its interest may appear. Each policy must provide that it cannot be canceled without 30 days prior written notice of cancellation. In the event of cancellation the Mortgagor will promptly obtain replacement insurance with the same or substantially similar coverage and provide proof of such coverage to the Mortgagee. In the event of renewal, replacement or changes in coverage, the Mortgagor will promptly provide written notice of such changes to the Mortgagee. In the event of loss, the proceeds received by Mortgagee may, at Mortgagee's option be used for the reconstruction of the destroyed or damaged improvements or, if not so applied, may, at the option of the Mortgagee, be applied to the payment of any indebtedness matured or unmatured, secured by this Mortgage.

     C. To keep the Premises in good condition and repair, as the same may now, or may hereafter, be placed, ordinary wear and tear excepted; to permit no mechanic's or other lien or encumbrance thereon; or to commit or permit no impairment of the value of this security. Mortgagor shall not commit or suffer waste on the Premises, and in event of such waste the Mortgagee, in addition to any other available remedy, shall be entitled immediately to restrain the same by injunction or other appropriate proceeding. Mortgagor warrants that the Premises will not be used for any unlawful purpose or permitted to become a nuisance; not to cut or remove, or permit to be cut or removed, any wood or timber from said real property; to continuously practice approved methods of farming on said Premises, to prevent erosion, and to prevent the spread of noxious or damaging weeds, and to preserve the fertility of the soil.

     D. That no structure, or improvement of any kind whatsoever, now or hereafter in or on the mortgaged Premises, shall be removed, replaced, or substantially altered without the Mortgagee's written consent, except for that property which in the good faith opinion of the Mortgagor is obsolete, outdated, worn out, is being replaced, or otherwise is not needed for the operation of the Project. If at any time all or any portion of the above described Premises shall be taken or damaged by condemnation proceedings under the power of eminent domain, all compensation awarded shall be paid directly to Mortgagee and, at Mortgagee's option, applied to the indebtedness hereby secured.

     E. That in the event Mortgagor fails to pay when due any taxes, rental charges upon any leases assigned as additional security for this Mortgage, liens, judgments, or assessments lawfully assessed against the Premises hereby mortgaged, or governmental or municipal charges, fines, rates, fees or charges levied, imposed, or charged against the Premises before the same become delinquent, or fails to maintain insurance as hereinabove provided, Mortgagee may do so, at its sole option, and without the obligation to do so, as a protective disbursement and the amount so paid, together with interest at the current rate of the Mortgagee at the time the Mortgagee makes such payment, shall, from the date of payment be added to and deemed a part of the indebtedness secured hereby, and shall be due and payable on demand by the Mortgagee, provided, however, that the advancement by Mortgagee of any sum pursuant to this paragraph shall in no manner relieve Mortgagor of any obligations incurred under this Mortgage nor limit the right of Mortgagee to declare a default by Mortgagor and to exercise all rights and remedies as set forth herein in the event of default.

     F. In the case of default by the Mortgagor in the payment of the principal sum, or any part thereof, or interest thereon at the time or times as specified for the payments hereof, or in the case of any breach of any covenant or agreement contained in this Mortgage, the Loan Documents, or the Promissory Note, or related mortgages, documents and notes, or in the event of the failure of the Mortgagor to promptly pay, when due, any taxes, charges, liens, assessments, or encumbrances, or in the event of the insolvency of the Mortgagor, the Mortgagee may at its option declare this Mortgage to be in default and shall provide Mortgagor with written notice of such default. If such default has not been cured within fifteen (15) days of Mortgagor's receipt of writen notice thereof, Mortgagee at its sole option, may accelerate the payment of the outstanding debt and may declare the entire unpaid principal sum including interest due thereon immediately due and payable, and if not paid within 10 days thereof this Mortgage may be foreclosed by action, or by advertisement as provided by statute or the rules or powers relating thereto, including any amendments thereof, and this paragraph shall be deemed as authorizing and constituting a power of sale as mentioned in said statutes or rules or any amendments thereof. In addition, Mortgagee may exercise any remedy set forth in any of the Loan Documents or other agreements between the parties made in connection with this Mortgage.

      G. To the extent permitted by law, Mortgagor agrees that in case of any action, or in any proceedings in any court, to collect any sums payable under or secured by this Mortgage, or to protect the lien or title herein of the Mortgagee, or in any other case permitted by law, including foreclosure by action or by advertisement, in which attorney fees may be collected from Mortgagor or charged upon the above described property, to pay Mortgagee's reasonable attorney fees and actual disbursements necessarily incurred in the course of said action.

      H. That in the event the mortgaged Premises or any portion thereof are sold, divested, transferred, relinquished, or in the event the Mortgagor should lose their right, title or interest in the security herein described, or any portion thereof during the term of this Mortgage, whether voluntarily or by operation of law, without the prior written consent of the Mortgagee, the entire indebtedness remaining unpaid and owing together with interest thereon, including advances for any purpose may at the option of the Mortgagee, be declared immediately due and payable and this Mortgage may then be foreclosed by action or by advertisement, as provided by statute or the rules or powers relating thereto.

     I. In the event of default in the payment of any of the obligations described in this Mortgage, Mortgagor hereby assigns to Mortgagee all of Mortgagor's interest in and to all rents, issues, uses, growing crops, profits, royalties, or lease payments due to Mortgagor from use or occupancy of any part of the Premises secured by this Mortgage; this assignment shall also pertain to all royalties, rents, or profits, due to Mortgagor for any oil, gas, mineral, or other subsurface interest in and to the above described Premises; all rents profits, lease payments, or royalties received by Morrgagee hereunder shall be applied to the indebtedness secured by this Mortgage.

     J. In the case of foreclosure of this Mortgage, at any time after the commencement of an action of foreclosure or at any time after the commencement of foreclosure by advertisement, or during any period of redemption, Mortgagee is authorized to appoint a receiver to take possession of the Premises if the Premises have been abandoned, or to have a receiver appointed by the court upon other sufficient proof being established therefore, said receiver to take immediate possession of the above described property, and of all the rents or profits accruing therefrom and to rent or cultivate the same as the receiver may deem best for the interest of all parties concerned, and be liable to account to Mortgagor only for the net profits, after application of rents, issues and profits upon the expenses and costs of the receivership and foreclosure and upon the indebtedness, costs and expenses hereby secured or herein mentioned.

     K. Further, in the event of any action by Mortgagee to enforce collection of the mortgage debt, Mortgagor agrees that any expense incurred to procure or extend an abstract of title, policy of title insurance or other lien search, shall, when paid by Mortgagee, become a part of the debt secured hereby, and shall be paid by Mortgagor together with all taxable costs of such action.

     L. In the case of any default the Mortgagee shall have the privilege, without declaring the whole indebtedness due and payable, to foreclosure on account of such specific default for such sums as are in default and such foreclosure proceedings may be had and the Premises described herein may be sold, subject to the unpaid indebtedness hereby secured, and this Mortgage shall continue as a lien for any unpaid balance. If the Mortgageee waives the right to accelerate, or any other right hereunder, such a waiver shall not constitute a waiver of the right to rescind, or any other remedy available to the Mortgagee, nor shall it be construed as a waiver of such rights in the event of subsequent defaults. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other available remedy, but each and every remedy shall be cumulative and in addition to every other remedy given under this Mortgage and the Loan Agreement, or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed as a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event that any breach by the Mortgagor is specifically waived in writing by the Mortgagee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other or subsequent breach.

      M. Any moneys collected by the Mortgagee pursuant to foreclosure under this Mortgage shall be applied first to pay Mortgagee's attorney's fees and other expenses of collection; second to any interest and penalties on the Loan; third to pay principal due on the Loan; fourth to pay any other amounts due under this Mortgage, the Loan Agreement, the Promissory Notes or the Loan Documents; and fifth to pay principal and interest on the Loan, and other amounts not yet due hereunder, as they become due, such to be made in the same order as set forth in this section.

     Mortgagor will comply with all statutes, ordinances, and governmental regulation affecting the Premises, and if Mortgagor neglects or refuses to so comply, and such failure or refusal has not been corrected within 15 days of receipt of written notice, the entire balance of the principal sum secured hereby, together with all accrued interest thereon, will, at Mortgagee's sole option, immediately become due and payable.

     This Mortgage shall be governed by and construed in accordance with the laws of the State of South Dakota. Terms used herein and defined in the Loan Agreement shall have the same meaning as set forth in the Loan Agreement unless the context clearly required otherwise.

     This Mortgage may not be modified or amended except by mutual consent expressed in writing, which writing shall be expressly identified as a part hereof, and which writing shall be signed by an authorized representative of each of the parties hereto.

     Any notice provided for herein shall be deemed given when transmitted as provided in Section 13 of the Loan Agreement.

     The covenants in this Mortgage shall be deemed to be severable; in the event that any portion of this Mortgage is determined to be void or unenforceable, that determination shall not affect the validity of the remaining portions of the Mortgage.

     IN WITNESS WHEREOF, this instrument has been executed the day and year first above written.

               GEHL COMPANY

               By: /s/Kenneth P. Hahn
                   It's Vice President

ATTEST

By: M.J. Mulcahy (SEAL)
It's Secretary


STATE OF Wisconsin      )
                        : SS
COUNTY OF Washington    )

     On this the 8th day of September, l998, before me, Laurence Schwartz, the undersigned officer, personally appeared Kenneth P. Hahn and Michael J. Mulcahy, who acknowledged themselves to be the Vice President and Secretary, respectively, of Gehl Company, a Wisconsin corporation, and that they, as such Vice President and Secretary, being authorized so to do, executed the same for the purposes therein contained by signing the name of the corporation by themselves as Vice President and Secretary thereof.

     In witness whereof I hereunto set my hand and official seal.


               Laurence Schwartz
               Notary Public
               My commission expires:  Permanent


Prepared by:
ERICSSON, ERICSSON & LEIBEL
PO Box 406
Madison, SD 57042
(605) 256-4597